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Exhibit 3.46

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

        FIRST:    The undersigned Jennifer J. Bakhuyzen whose address is c/o Dykema Gossett, PLLC, 300 Ottawa Ave., N.W., Suite 700 Grand Rapids, Michigan 49503, being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

        SECOND:    The name of the corporation is                         .

        THIRD:    The purposes for which the corporation is formed are as follows: To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Maryland

        FOURTH:    The street address of the principal office of the corporation in Maryland is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

        FIFTH:    The name of the resident agent of the corporation in Maryland is CSC-Lawyers Incorporating Service Company whose address is 11 East Chase Street, Baltimore, MD 21202

        SIXTH:    The corporation has authority to issue 1,000 shares at $0.01 par value per share.

        SEVENTH:    The number of directors of the corporation shall be 3 which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are, C. Taylor Pickett, Robert Stephenson, and Daniel J. Booth.

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this corporation.
SIGNATURE(S) OF INCORPORATOR(S):	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:
/s/ SHIRLEY N. BLUNT SHIRLEY N. BLUNT, AUTHORIZED REPRESENTATIVE FOR CSC-LAWYERS INCORPORATING SERVICE COMPANY
RETURN TO:
Jennifer J. Bakhuyzen

c/o Dykema Gossett, PLLC 300 Ottawa Ave., N.W., Suite 700

Grand Rapids, Michigan 49502

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ARTICLES OF INCORPORATION FOR A STOCK CORPORATION